HARBOR FUNDS

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, the undersigned trustees of Harbor Funds, hereby constitute and appoint David G. Van Hooser, Charles F. McCain, Brian L. Collins, Charles P. Ragusa, Anmarie S. Kolinski, Erik D. Ojala, Jodie L. Crotteau and John M. Paral, to be our true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for us, in our names and in our capacity as trustees of Harbor Funds: the Registration Statement on Form N-14 relating to the proposed reorganization of the Mar Vista Strategic Growth Fund, a series of Manager Directed Portfolios, a Delaware statutory trust, with and into Harbor Strategic Growth Fund, a newly-organized series of Harbor Funds, and any amendments thereto, including pre-effective amendments and post-effective amendments, with any exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission

IN WITNESS WHEREOF, we have hereunder set our hands on this day, November 7, 2016.

/s/ Scott M. Amero Scott M. Amero as Trustee and not individually	/s/ Robert Kasdin Robert Kasdin as Trustee and not individually

/s/ Raymond J. Ball Raymond J. Ball as Trustee and not individually	/s/ Rodger F. Smith Rodger F. Smith as Trustee and not individually

/s/ Donna J. Dean Donna J. Dean as Trustee and not individually	/s/ Ann M. Spruill Ann M. Spruill as Trustee and not individually

/s/ Randall A. Hack Randall A. Hack as Trustee and not individually